UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42838	33-2905250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue San Jose, CA	95133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 534-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2025 (the “Effective Date”), Legence Corp. (the “Company”) and its wholly owned subsidiary, Legence Subsidiary Holdings, LLC, a Delaware limited liability company (the “Purchaser”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with The Bowers Group, Inc., a Maryland corporation (“Bowers”), and Wayne E. Bowers Revocable Living Trust, Quiet Harbor Trust and The David O’Donnell Revocable Trust dated Nov. 15, 2008 (each a “Seller” and collectively, the “Sellers”). The Purchase Agreement provides for a series of transactions, on the terms and subject to the conditions set forth therein, whereby (i) the Sellers will cause Bowers and certain of its subsidiaries to convert into Maryland limited liability companies and the Sellers will contribute 100% of their equity interests of Bowers (the “Bowers Interests”) to a newly formed Delaware limited liability company (“NewCo”), which will be wholly owned by the Sellers and join as a party to the Purchase Agreement (the “Reorganization”), and (ii) the Purchaser has agreed to purchase from NewCo all of the Bowers Interests. Bowers and its subsidiaries are currently engaged in the business of providing specialty mechanical contracting and services to general contractors and building owners (the “Business”).

The board of directors of the Company has unanimously approved the Purchase Agreement and the transactions contemplated thereby (collectively, the “Transaction”).

At the closing of the Transaction (the “Closing”), on the terms and subject to the conditions set forth in the Purchase Agreement, the Purchaser will acquire all of the outstanding Bowers Interests from NewCo in exchange for: (i) approximately $325 million in cash, subject to certain purchase price adjustments (the “Cash Consideration”), and (ii) approximately $100 million in the form of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), the amount of shares of which will be calculated in accordance with the Reference Price (as defined below), will be subject to applicable restrictive legends pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to a lock-up on transfers, subject to certain exceptions, until (and including) March 10, 2026 (the “Stock Consideration”).

In addition, on the terms and subject to the conditions set forth in the Purchase Agreement, on December 31, 2026 (the “Deferred Consideration Date”), NewCo will receive an amount equal to $50 million (the “Deferred Consideration”), payable in either, or any combination of, as determined in the Purchaser’s sole discretion, (i) cash or (ii) shares of Class A Common Stock. The amount of any shares of Class A Common Stock issued in connection with the satisfaction of the Deferred Consideration payment obligation (any such shares, the “Deferred Consideration Shares”) will be calculated in accordance with the Reference Price. Any Deferred Consideration Shares issued shall be subject to applicable restrictive legends pursuant to the Securities Act.

As used above, the term “Reference Price” means the volume weighted average sales price of the Class A Common Stock, as traded on The Nasdaq Stock Market LLC, calculated for the 10 trading day period ending on the last trading day that occurs at least 3 days prior to either (a) the Effective Date, with respect to the Stock Consideration or (b) the Deferred Consideration Date, with respect to the Deferred Consideration Shares.

The Closing is subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement, including (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants and (c) the expiration or termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Closing is not conditioned on the Company’s receipt of any debt or equity financing.

The Purchase Agreement also contains customary representations, warranties and covenants of each the Company, the Purchaser, Bowers and the Sellers. These covenants include, among other things, an obligation on behalf of the Sellers and the Company to, from the Effective Date until the Closing, (a) operate the Business in the ordinary course in all material respects, (b) not solicit or engage in negotiations regarding alternative acquisition proposals and (c) use their reasonable best efforts to cause the Closing to occur, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate.

The Purchase Agreement may be terminated by each of the Purchaser and the Sellers under certain circumstances, including if the Closing does not occur by March 13, 2026.

In connection with, and concurrently with the entry into, the Purchase Agreement, Legence Holdings LLC (“Legence Holdings”) entered into a debt financing commitment letter dated November 13, 2025 with Jefferies Finance LLC (“Jefferies”), pursuant to which Jefferies has committed, subject to satisfaction of standard conditions, to provide the Purchaser with an incremental term loan facility at the Closing in an aggregate principal amount of $150 million (the “Incremental Term Loan Facility”). The Purchaser currently intends to fund the Cash Consideration and all Transaction-related fees and expenses payable by the Purchaser at or prior to the Closing with a combination of the Purchaser’s cash on hand, borrowings under Legence Holdings’ revolving credit facility and the proceeds of the Incremental Term Loan Facility.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this Current Report on Form 8-K (this “Current Report”) only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in this Current Report and any other documents that the Company files with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration and any Deferred Consideration Shares, on the terms and subject to the conditions set forth in the Purchase Agreement, will be completed in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On November 14, 2025, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 14, 2025, in connection with the announcement of the Purchase Agreement, the Company posted a related investor presentation on its website under “Investors.”

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of the general incorporation language of any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Equity Purchase Agreement, dated November 13, 2025, by and among The Bowers Group, Inc., a Maryland corporation, Wayne E. Bowers Revocable Living Trust, Quiet Harbor Trust and The David O’Donnell Revocable Trust dated Nov. 15, 2008, collectively as the sellers, Legence Subsidiary Holdings, LLC, as the purchaser, and Legence Corp., as parent of the purchaser.

99.1	Press Release dated November 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGENCE CORP.

Dated: November 14, 2025	By:	/s/ Stephen Butz
	Name:	Stephen Butz
	Title:	Chief Financial Officer